
      Schedule of Year-To-Date Principal and Interest Distributions
                                  to
                         Certificate Holders

                                                                  Ending
Class         Interest        Principal          Losses           Balance
A1              $636,642.60             $1,039,217.30           $0.00           $54,770,660.70




